[Citizens South Banking Corporation letterhead]


                                POWER OF ATTORNEY


         I  hereby  appoint  Paul L.  Teem,  Jr.,  Gary F.  Hoskins,  Robert  B.
Pomerenk, Esquire or Edward A. Quint, Esquire to act as my true and lawful attorney-in-fact with authority to execute on my behalf any Form 3, 4 or 5 or any amendment thereto required to be filed by the undersigned under Section 16 of the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder, with the appropriate regulatory authorities and to do all things incident and necessary to that end, until such time as I notify Mr. Teem, Mr. Hoskins, Mr. Pomerenk, or Mr. Quint in writing that his authority to act on my behalf in this manner has been withdrawn.

     I have signed this power of  attorney on  9-10-2003.



                         By   /s/ Jennifer T. Stultz
                             ---------------------------------------------------
                         [Print Name]: Jennifer T. Stultz
                                      ------------------------------------------

                         In presence of    /s/ Kim A. Price
                                         ---------------------------------------



                         at (city)  Gastonia   , North Carolina
                                  -------------